LOAN AND SECURITY AGREEMENT

        THIS LOAN AND SECURITY AGREEMENT dated as of September 5,
1997, is made by and between CNET, Inc., a Delaware corporation
("Debtor") and THE CIT GROUP/EQUIPMENT FINANCING, INC., a New York corporation ("CIT").

SECTION 1. DEFINITIONS.

        All capitalized terms which are not defined herein are defined in Rider Q attached herto and made a part of hereof ("Rider A"). Accounting terms not specifically defined shall be construed in accordance with generally accepted accounting principles.

SECTION 2. AMOUNT AND TERMS OF LOANS; GRANT OF SECURITY INTEREST.

        Subject to the terms and conditions hereof, CIT agrees to make Loans to Debtor from time to time, up to the amount described in paragraph 2 of Rider A. Each Loan shall be evidenced be Debtor's Note, which Note shall set forth the repayment terms and the applicable Interest Rate for such Loan.

        As security for the prompt and complete payment and performance when due of all the Obligations and in order to induce CIT to enter into this Agreement and make the Loans and to extend other credit from time to time to Debtor, whether under this Agreement or otherwise, Debtor hereby grants to CIT a first priority security interest in all Debtor's Collateral. No lien securing the Obligations shall be released or deemed released unless and until all Obligations are finally paid and discharged.

SECTION 3. CONDITIONS OF BORROWING.

CIT shall not be required to make any Loan hereunder unless on the Closing Date thereof all legal matters with respect to, and all legal documents executed in connection with, the contemplated transactions are satisfactory to CIT and all of the following conditions are met to the satisfaction of CIT (except that (a) and (b) are required in connection with the initial Loan only): (a) CIT has received satisfactory Secretary's Certificate certified by Debtor's Secretary or Assistant Secretary; (b) Intentionally Left Blank ( c) Debtor has executed and delivered to CIT the Note evidencing, and a Supplement describing the Equipment to be financed by, such Loan; (d) the Equipment being financed by such Loan has been delivered to, and accepted by, Debtor and CIT has received satisfactory evidence that the Equipment is insured in accordance with the provisions hereof and that the Cost thereof has been, or concurrently with the making of the Loan shall be, fully paid; (e) CIT has received copies of the invoices and bills of sale, if any, with respect to the Equipment being financed by such Loan; (f) all filings, recordings and other actions (including the obtaining of landlord and/or mortgagee waivers) deemed necessary or desirable by CIT in order to perfect a first (and only) priority security interest in the filings and recordings have been paid by Debtor; (g) the representations and warranties contained in this Agreement are true and correct with the same effect as if made on and as of such date, and no Default or Event of Default is in existence on such date or shall occur as a result of such Loan; (h) in the sole judgment of CIT, there has been no material adverse change in the financial condition, business or operations of Debtor from the date referred to in
Section 4(j) hereof; (i) CIT has received from the Debtor such other documents and information as CIT has reasonable requested;
(j) CIT has inspected and appraised the Equipment and found it satisfactory in value and condition; (k) CIT has received satisfactory bank and/or customer references on Debtor; (l) CIT has received and found satisfactory Debtor's most recent quarterly financial statement; (m) CIT has conducted a site inspection, at CIT's expense, by and appraisal firm selected by CIT; (n) CIT has received satisfactory references on Debtor from Vulcan Ventures and Hambrecht & Quist; (o) CIT has received a copy of the Debtor's Revolving Credit Loan Agreement with Imperial Bank; and (p) CIT has entered into an intercreditor agreement with Imperial Bank.

SECTION 4. REPRESENTATIONS AND WARRANTIES.

        In order to induce CIT to enter into this Agreement and to make each Loan, Debtor represents and warrants to CIT that: (a) Debtor is a corporation duly organized, validly existing and in good standing under the laws of its State of incorporation, has the necessary authority and power to own the Equipment and its other assets and to transact the business in which it is engaged, is duly qualified to do business in each jurisdiction where the Equipment is located and in each other jurisdiction in which the conduct of its business or ownership of its assets requires such qualification, and its chief executive office is located at the address set forth in paragraph 5 of Rider A; (b) Debtor has full power, authority to borrow hereunder and to grant the security interest created hereby; ( c) This Agreement has been (and each Note when executed and delivered shall have been) duly authorized, executed and delivered by Debtor and constitutes (and each Note when executed and delivered shall constitute) a legal, valid and binding obligation of Debtor enforceable in accordance with its terms except as such rights may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally; (d) the execution, delivery and performance of Debtor of this Agreement and the Notes do not and will not violate any provision of any applicable law or regulation or of any judgment or order of any court or governmental instrumentality, and will not violate any provision of, or cause a default under, any loan, other agreement, contract or judgment to which Debtor is a party; (e) Debtor is not in default under any material agreement, contract or judgment to which Debtor is a party; (f) Debtor has filed all tax returns that are required to be filed and has paid all taxes shown on said returns and assessments received by it to the extent such taxes and assessments have become due other than those which are being contested in good faith by appropriate proceedings and as to which appropriate reserves are being maintained by Debtor in accordance with generally accepted accounting principles and so long as such proceedings operate during the pendency thereof to prevent sale, forfeiture, or loss of the Collateral, and Debtor does not have any knowledge of any actual proposed deficiency or additional assessment in connection therewith; (g) there is no action, audit, investigation or proceeding pending or threatened against or affecting Debtor or any of its assets which involved any of the Equipment or any of the contemplated transactions hereunder or which, adversely determined, could have a material adverse effect on Debtor's business, operations or financial condition; (h) on each Closing Date, Debtor shall have good and marketable title to the Equipment being financed on such date and CIT shall have perfected first (and only) Lien on such Equipment ; (i) (i)the operations of Debtor comply with all Environmental Laws ; and (ii) except as disclosed to CIT, (A) none of the operations of Debtor is the subject to any judicial or administrative proceeding alleging the violation of any Environmental Laws; (B) none of the operations of Debtor is the subject of an investigation to determine whether any remedial action is needed to respond to a release of any Hazardous Material into the environment; and ( C) Debtor has no known material contingent liability in connection with any release of any Hazardous Material into the environment;
(j) all financial statements of Debtor which have been delivered to CIT have been prepared in accordance with generally accepted accounting principles consistently applied, and present fairly Debtor's financial position as at, and the results of its operations for, the periods ended on the dates set forth on such financial statements, and there has been no material adverse change in Debtor's financial condition, business or operations since December 31, 1996, as reflected in such financial statements; (k) except as previously disclosed to CIT, Debtor has not changed its name in the last five years or done business under any other name; and (l) no consent of any Person, or any license, approval or authorization of, or registration or filing with, any governmental authority, bureau or agency is required in connection with the execution, delivery and performance of, and payment under, this Agreement.


SECTION 5. COVENTANTS.

        Debtor covenants and agrees that from and after the date hereof and so long as the Commitment or any of the Notes is outstanding:

        A. It will: (1) promptly give written notice to CIT of the occurrence of any Event of Loss; (2) observe all material requirements of any governmental authorities relating to the conduct of its business, to the performance of its obligations hereunder, to the use, operation or ownership of the Equipment, or to its properties or assets, maintain its existence as a legal entity and obtain and keep in full force and effect all rights franchises, licenses and permits which are necessary to the proper conduct of its business, and pay all fees, taxes, assessments and governmental charges or levies imposed upon any of the Equipment;
(3) at an reasonable time or times, and upon reasonable notice, permit CIT or its authorized representatives to inspect the Equipment and, following the occurrence and during the continuation of an Event of Default, to inspect the books and records of Debtor as they relate to the Equipment; (4) in accordance with generally accepted accounting principles, keep proper books of record and account in which entries will be made of all dealings or transactions in relation to its business and activities; (5) furnish to CIT the following financial statements, all in reasonable detail, prepared in accordance with generally accepted accounting principles applied on a basis consistently maintained throughout the period involved, (a) no later than 15 days after filing with the Securities and Exchange Commission, Debtor's Annual Report under Section 13 or 15(d) of the Securities Exchange Act of 1934; and (b) no later than 15 days after filing with the Securities and Exchange Commission, Debtor's Quarterly Report under Section 13 and 15(d) of the Securities and Exchange Act of 1934; (6) (i)
furnish to CIT, together with the Reports described in clauses
5(a) and 5(b) above, a statement signed by Debtor's chief financial officer, provided that such statement shall only be provided if Debtor is not in compliance with all financial covenants contained in any document evidencing a financial obligation of Debtor to CIT hereunder or to any bank or financing company providing revolving credit to Debtor, and such statement will set forth the nature of such noncompliance or default, and the status thereof (such statement shall set forth the actual calculations of any financial covenants and the details of any amendments or modifications of any financial covenants), and (ii) promptly, such additional financial and other information as CIT may from time to time reasonably request; (7) promptly, at Debtor's expense, execute and deliver to CIT such instruments and documents, and take such action, as CIT may from time to time reasonably request in order to carry out the intent and purpose of this Agreement and to establish and protect the rights, interest and remedies created, or intended to be created, in favor of CIT hereby, including, without limitation, the execution, delivery, recordation and filing of financing statements (hereby authorizing CIT, in such jurisdictions where such action is authorized by law, to effect any such recordation or filing of financing statements without Debtor's signature, and to file as valid financing statements in the applicable financing statement records, photocopies hereof, of the Supplements and of any other financing statement executed in connection herewith); (8) warrant and defend its good and marketable title to the Equipment, and CIT's perfected first (and only) priority security interest in the Collateral, against all claims and demands whatsoever (hereby agreeing that the Equipment shall be and at all times remain separately identifiably personal property, and shall not become part of any other real estate), and will, at its expense, take such action as may be necessary to prevent any other Person from acquiring any right or interest in the Equipment; (9) at Debtor's expense, if requested by CIT in writing, attach to the Equipment a notice satisfactory to CIT disclosing CIT's security interest in the Equipment; (10) at Debtor's expense, maintain the Equipment in good condition and working order and furnish all parts, replacements and servicing required therefor so that the value, condition and operating efficiency thereof will at all times be maintained, normal wear and tear expected, and any repairs, replacements and parts added to the Equipment in connection with any repair or maintenance or with any improvement, change, addition or alteration shall immediately, without further act, become part of the Equipment and subject to the security interest created by this Agreement; and (11) obtain and maintain at all times on Collateral, at Debtor's expense, "All-Risk" physical damage (excluding coverages for earthquakes and flood) and, if required by CIT, liability insurance (including bodily injury and property damage) in such amounts, against such risks, in such form and with such insurers as shall be satisfactory to CIT; provided, however, that the amount of physical damage insurance shall not be less that the then aggregate outstanding principal amount of the Notes, nor more that the original principal amount of the Notes. All physical damage insurance policies shall be made payable to CIT as its interest may appear; If liability insurance is required by CIT, the liability insurance policies shall name CIT as an additional insured. Debtor shall maintain and deliver to CIT the original certificates ofd insurance or other documents satisfactory to CIT prior to policy expiration or upon CIT's request, but CIT shall bear no duty or liability to ascertain the existence or adequacy of such insurance. Each insurance policy shall, among other things, require that the insurer give CIT at least 30 days' prior written notice of any alteration of the terms of such policy or the cancellation thereof and that the interests of CIT be continued insured regardless of any breach of or violation by Debtor of any warranties, declarations or conditions contained in such insurance policy. The insurance maintained by the Debtor shall be primary with no other insurance maintained by CIT (if any) contributory.

B.  Without the prior written consent of CIT, it will not:
(1) sell, convey, transfer, exchange, lease, or otherwise relinquish possession or dispose of any of the Collateral or attempt or offer to do any of the foregoing; (2) create, assume or suffer to exist any Lien upon the Collateral except for the security interest created hereby; (3) liquidate or dissolve; (4) change the form of organization of its business; or (5) without thirty (30) days prior written notice to CIT, change its name or its chief executive office; (6) move any of the Equipment from the location specified on the Supplement relating thereto without the prior written consent of CIT which consent shall not be unreasonably withheld (except Debtor may move Equipment within the San Francisco, California locations without CIT's prior written consent); or (7) make or authorize any improvement, change, addition or alteration to the Equipment which would impair its originally intended function or use or its value.

SECTION 6. EVENTS OF DEFAULT; REMEDIES.

        The following events shall each constitute an "Event of Default" hereunder: (a) Debtor shall fail to pay any Obligation within 10 Business days after the same becomes due (whether at the stated maturity, by acceleration or otherwise); (b) any representation or warranty made by Debtor in this Agreement or in any document, certificate or financial or other statement now or hereafter furnished by Debtor in connection with this Agreement or any Loan shall at any time prove to be untrue or misleading in any material respect as of the time when made; ( c) Debtor shall fail to observe covenant, condition, or agreement contained in Section 5.A(11) or 5.B hereof or in paragraph 4 or 7 of Rider A; (d) Debtor shall fail to observe or perform any other covenant or condition contained in this Agreement, and such failure shall continue unremedied for a period of 30 days after the earlier of the date on which Debtor obtains knowledge of such failure or the date on which the notice thereof shall be given by CIT to Debtor;
(e) Debtor shall default in the payment of, or other performance under, any obligation for payment or lease (whether or not capitalized) or any guarantee (i) to CIT beyond the period of grace, if any, provided with respect thereto, or (ii) to Imperial Bank, or any other bank or financial institution providing revolving credit to Debtor, beyond the period of grace, if any, provided with respect thereto; or (f) a complaint in bankruptcy or for the arrangement or reorganization or for relief under any insolvency law is filed by or against Debtor (and when filed against Debtor is in effect for 60 days) or Debtor admits it inability to pay its debts as they mature.

        If an Event of Default shall occur, CIT may, by notice of default given to Debtor, do any one or more of the following: (a) terminate the Commitment and/or (b) declare the Notes to be due and payable, whereupon the principal amount of the Notes, together with the accrued interest thereon and all other amounts owing under this Agreement and the Notes, shall become immediately due payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived (and in the case of any Event of Default specified in clause (f) of the above paragraph, such acceleration of the Notes shall be automatic, without any notice by CIT). In addition, if an Event of Default shall occur and be continuing, CIT may exercise all other rights and remedies available to it, whether under this Agreement, under any other instrument or agreement securing, evidencing or relating to the Obligations, under the Code, or otherwise available at law or in equity. Without limiting the generality of the foregoing, Debtor agrees that in any such event, CIT, without demand of performance or other demand, advertisement or notice of any kind (except the notice specified below time and place of public or private sale) to or upon Debtor or any other Person (all and each of which demands, advertisements and notices are hereby expressly waived), may forthwith do any one or more of the following: collect, purchase or otherwise dispose of and deliver, the Collateral (or contract to do so), or any part thereof, in one or more parcels at public or private sale or sales at such places and at such prices as it may deem best, for cash or on credit or for future delivery without the assumption of any credit risk. CIT shall have the right upon any such public sale or sales, and sold, free of any right or equity of redemption of Debtor, which right or equity is hereby expressly released. Debtor further agrees, at CIT's request, to assemble (at Debtor's expense) the Collateral and make it available to CIT at such places which CIT shall select, whether at Debtor's premises or elsewhere. CIT shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale (after deduction all reasonable out-of pocket costs and expenses of every kind incurred therein or incidental to the care, safekeeping or otherwise of any or all of the Collateral or in any way relating to the rights of CIT hereunder, including reasonable attorney's fees and legal expenses) to the payment in whole or in part of the Obligations, in such order as CIT may elect. Debtor agrees that CIT not give more than 10 days' notice of the time and place of any public sale or of the time after which a private sale may take place that such notice is reasonable notification of such matters. Debtor shall be liable for any deficiency if the proceeds of any sale or disposition of the Collateral are insufficient to pay all amounts to which CIT is entitled. Debtor agrees to pay all costs of CIT, including reasonable attorney's fees, incurred with respect to collection of any of the Obligations and enforcement of any of CIT's rights hereunder. To the extent permitted by law, Debtor hereby waives presentment demand, protest or any notice (except as expressly provided in this Section 6) of any kind in connection with this Agreement or any Collateral.

SECTION 7. MISCELLANEOUS.

        No failure or delay by CIT in exercising any right, remedy or privilege hereunder or under any Note shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, remedy or privilege. No right or remedy in this Agreement is intended to be exclusive but each shall be cumulative and in addition to any other remedy referred to herein or otherwise available to CIT to at law or in equity; and the exercise by CIT of any one or more of such remedies shall not preclude the simultaneous or later exercise by CIT of any or all such other remedies. No express or implied waiver by CIT of an Event of Default shall in any way be, or be construed to be a waiver by Default. The acceptance by CIT of any regular installment payment or any other sum owing hereunder shall not (a) constitute a waiver in any Event of Default in existence at the time, regardless of CIT's knowledge or lack of knowledge thereof at the time of such acceptance, or (b) constitute a waiver of any Event of Default unless CIT shall have agreed in writing to waive the Event of Default.

        All notices, requests and demands to or upon any party hereto shall be deemed duly given or made when sent, if given by telecopier, when delivered, if given by personal delivery or overnight commercial carrier, on the fifth calendar day after deposit in the United States mail, certified mail, return receipt requested, addressed to such party at its address (or telecopier number) set forth in paragraph 5 of Rider A or such other address or telecopier number as may be hereafter designated in writing by such party to the other party hereto.

        Debtor agrees, whether or not the contemplated transactions are consummated, (A) to pay or reimburse CIT for (i) all out-of-pocket expenses of CIT in connection with the documentation thereof; (ii) all fees, taxes and expenses of whatever nature incurred in connection with the creation, preservation and protection of CIT's security interest in the Collateral, including, without limitation, all filing and lien search fees, payment or discharge of any taxes or Liens upon, or in respect to, the Collateral, and all other fees and out-of-pocket expenses in connection with protecting or maintaining the Collateral or in connection with defending or prosecuting any actions, suits or proceedings arising out of, or related to, the Collateral; and (iii) all out-of-pocket costs and expenses (including reasonable legal fees and disbursements) of ICT in connection with the enforcement of this Agreement and the Notes, and (B) to pay, and to indemnify and hold CIT harmless from and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, suits, out-of-pocket costs, expenses (including reasonable legal expenses) or disbursements of any kind or nature whatsoever arising out of or with respect to (a) this Agreement, the Collateral or CIT's interest therein, including, without limitation, the execution, delivery, enforcement, performance or administration of this Agreement and the Notes and the manufacture, purchase, ownership, possession, use, selection, operation or condition of the Collateral or any part thereof, or (b) Debtor's violation or alleges violation of any Environmental Laws or any law or regulation relating to Hazardous Materials (the foregoing being referred to as the "indemnified liabilities"), provided, that Debtor shall have no obligation hereunder with respect to indemnified liabilities arising from the gross negligence or willful misconduct of CIT. If Debtor fails to perform or comply with any of its agreements contained in this Agreement and CIT shall itself perform, comply or cause performance compliance, the expenses of CIT so incurred, together with the interest thereon at the Later Charge Rate, shall be payable by Debtor to CIT on demand and until such payment is made shall constitute Obligations hereunder. The agreements and indemnities contained in this paragraph shall survive termination of this Agreement and payment of the Notes.

        This Agreement contains the complete, final and exclusive statement of the terms of the agreement between CIT and Debtor related to the contemplated business transactions, and neither this Agreement, nor any terms hereof, may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of a change, waiver, discharge or termination is sought.

        This Agreement shall be binding upon, and inure to the benefit of, Debtor and CIT and their respective successors and assigns, except that Debtor may not assign or transfer its rights hereunder or any herein without the prior written consent of CIT.

        Headings and sections and paragraphs are for convenience only, are not part of this Agreement and shall not be deemed to affect the meaning or construction of any of the provisions hereof. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability shall not invalidate or render unenforceable such provision in any other jurisdiction.

        Debtor hereby authorizes CIT to correct patent errors and to fill in such blanks as serial numbers and dates herein and in the Notes, Supplements and in any document executed in connection herewith.

        This Agreement may be executed by the parties hereto on any number of separate counterparts, each of which when so executed shall be an original, but all such counterparts shall together constitute but one and the same instrument.

        CIT hereby agrees that upon payment in full of all monetary Obligations hereunder, and provided no Default or Event of Default has occurred or is continuing at the time all monetary Obligations are paid in full, it will release its security interest in the Collateral.

        THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, ANS CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK. DEBTOR HEREBY IRREVOCABLY CONSENTS AND AGREES THAT ANY LEGAL ACTION IN CONNECTION WITH THIS AGREEMENT MAY BE INSTITUTED IN THE COURST OF THE STATE
OF NEW YORK, IN THE COUNTY OF NEW YORK OR THE UNITED STATES COURTS FOR THE SOUTHERN DISTRICT OF NEW YORK, AS CIT MAY ELECT, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT,
DEBOTR HEREBY IRREVOCABLY ACCEPTS AND SUBMITS TO, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, THE NON-EXCLUSIVE
JURISDICTION OF ANY SUCH COURT, AND TP ALL PROCEEDINGS IN
SUCH COURTS. DEBTOR AND CIT ACKNOWLEDGE THAT JURY TRIALS OFTEN ENTAIL ADDITIONAL EXPENSES AND DELAYS NOT OCCASIONED
BY NONJURY TRIALS.  JUDGE BY MEANS OF A BENCH TRUAL WITHOUT
A JUTY. IN VIEW OD THE FOREGOING, AND AS A SPECIFICALLY NEGOTIATED PROVISION F THIS AGREEMENT, DEBTOR AND CIT HEREBY EXPRESSLY WAIVE ANY RIGHT TO TRUAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER THIS AGREEMENT, OR THE TRANSACTIONS RELATED HERETO, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND DEBTOR AND CIT HEREBY
AGREE AND CONSENT THAT DEBTOR OR CIT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

        IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered by their duly authorized officers as of September 5, 1997.

CIT:                                            Debtor:

The CIT GROUP/EQUIPMENT                 CNET, Inc.
FINANCING, INC.                         a Delaware Corporation
a New York Corporation

By: Steve Enyeart                               By: David Overmyer
Title: Vice President                           Title: VP Finance
& Administration